Exhibit 99.1

SUIG’s Total Treasury Holdings Exceed 100 Million SUI as of

September 2, 2025

Approximately $58 Million in Cash Available for Additional SUI Acquisitions

WAYZATA, MN, September 3, 2025 – SUI Group Holdings Limited (“SUI Group,” “SUIG” or the “Company”) (NASDAQ: SUIG), the only publicly traded company with an official relationship with the Sui Foundation, today announced that it has added approximately 20 million SUI to its treasury, surpassing 100 million in SUI holdings. This marks a significant milestone in SUI Group’s efforts to build a premier, foundation-backed digital asset treasury platform designed for scale, transparency and long-term value creation.

“Since the initiation of our SUI treasury strategy in late July, we have expeditiously accumulated over 100 million SUI, underscoring our conviction in the transformative potential of the SUI blockchain and its critical role in the future of decentralized finance,” said Stephen Mackintosh, Chief Investment Officer of SUI Group. “We plan to continue to seek accretive capital raises to make additional purchases of discounted locked SUI and, in turn, increase our SUI per share to generate value for our shareholders.”

Today’s milestone follows SUI Group’s recently announced corporate rebrand, which included an official corporate name change to SUI Group Holdings Limited and a ticker symbol change for its common stock on the Nasdaq Capital Market and options trading on the Cboe Global Markets from “MCVT” to “SUIG”. The rebrand was made to further enhance the Company’s goal to be the premier SUI treasury company.

SUI Group Treasury Update

●	Treasury: SUI Group held 101,795,656 SUI as of September 2, 2025.

●	Net Asset Value: Using the September 2, 2025 price of $3.26 per SUI, 101.8 million SUI are valued at approximately $332 million.

●	SUI per Share: Using fully adjusted shares issued and outstanding as of September 2, 2025 of 89.1 million, SUI Group has grown to approximately 1.14 SUI per share of common stock (vs 0.92 on August 11, 2025), or $3.72 per share of common stock (vs $3.54 on August 11, 2025).

●	Staking: Substantially all of the Company’s SUI is being staked, earning an approximate 2.2% yield. The current estimated daily yield is approximately $20,000.

●	Valuation: Using the closing price of SUIG common stock and SUI token price on September 2, 2025, SUIG is trading at an approximate mNAV of 1.42x with calculation details below.

Sui Blockchain Updates1

●	In the first half of 2025, the Sui community powered:

-	2.7 billion+ transactions

-	$1 billion+ TVL (total value locked) (peaking past $2 billion, $3.4 billion including liquid staking tokens)

-	An expanded validator set

●	Alibaba collaborated with Sui to bring its AI coding assistant to Sui Move developers — with full support including English, Chinese and Korean. Now you can:

-	Generate Move code from natural language

-	Get smart autocomplete and real-time security checks

-	Auto-generate documents and use ready-to-go templates

-	All in one, AI-powered development experience on @ChainIDE

●	Sui launched Nautilus

-	Integrate verifiable offchain compute

●	Sui launched SEAL

-	Seal (a decentralized secrets management service) supports programmable, application-specific access control logic with Move, and uses identity-based and threshold encryption techniques to make the client encryption/decryption flows work securely

●	5,000+ BTC is now stored on Sui

●	Sui is now live on Tokeo

●	DeepBook hit $100 million+ in 24-hour spot trading volume for the first time ever and a new all-time high in weekly transaction volume

●	Tokenized Gold is now live on Sui, which is a Matrixdock’s flagship XAUm as RWA use cases continue to expand

[1]	Sources: Sui Foundation, Artemis, Messari

●	Sui launched Passkey

-	Passkey is a device-native, FIDO-compliant login tied to a user’s hardware and biometric authentication, with no third-party identity provider required and it can work entirely offline. Passkey is an OS level UX, with no popups or redirects, and it is secure enclave-backed (private key never leaves device).

●	zkLogin

-	An OIDC-backed login issues an ephemeral key to the user based on an existing Web2 identity provider, allowing users to sign in with Google, Apple or Facebook. Users never see or manage private keys, while the application receives a valid Sui address and an ephemeral signing key—all without requiring popups. This enables a seamless, instant user experience ideal for gaming and mobile environments, with a clear and easy path to upgrade to full ownership later.

About SUI Group Holdings Limited

SUI Group is the only publicly traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the SUI blockchain. Through its industry-first SUI treasury strategy, SUI Group is building a premier, foundation-backed digital asset treasury platform designed for scale, transparency and long-term value creation. SUI’s high-speed, horizontally scalable architecture positions it as one of the leading blockchains designed for mass adoption, powering next-generation applications in finance, gaming, AI and beyond. The Company plans to continue its specialty finance operations while executing its SUI treasury strategy. For more information, please visit www.SUIG.io.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the Company’s rebranding, expectations with respect to future performance, and growth of the Company; the ability of the Company to execute its plans, the Company’s digital asset treasury strategy, the digital assets to be held by the Company, and future performance. Forward looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, the risk that the transactions described herein may not be completed in a timely manner or at all; the Company’s ability to achieve profitable operations; fluctuations in the market price of SUIG that will impact the Company’s accounting and financial reporting; government regulation of cryptocurrencies; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose; expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company or the validity or enforceability of the intellectual property of the Company; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as the supplemental risk factors and other information the Company has or may file with the SEC. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in the Company’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, impairment charges may be required to be reported in net income if the market price of such assets falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media Contact

Gasthalter & Co.

SUIG@gasthalter.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza
Elevate IR
(720) 330-2829
SUIG@elevate-ir.com

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